Prospectus Supplement (Sales Report) No. 17 dated February 10, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 374275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374275	$15,000	$15,000	18.53%	1.00%	February 9, 2009	February 8, 2012	February 8, 2013	$2,900

                This series of Notes was issued upon closing and funding of member loan 374275. Member loan 374275 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Mesmo, Inc.	Debt-to-income ratio:	11.27%
Length of employment:	2 years 6 months	Location:	Palo Alto, CA

Home town:	West Hills
Current & past employers:	Mesmo, Inc., 3Com Corporation, Intraware, Inc., EQuill, Inc., Banc America Securities, Montgomery Securities
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I am the CEO and Co-Founder of MesmoTV and I would like to refinance credit card debt that I accumulated while raising $1+ million from top tier seed funds. MesmoTV has over 7 million registered users and is approaching profitability. The current interest rate on my credit card debt is over 24% I am currently earning a $160,000 salary and I'm paying off a small portion of the credit card debt each month but I would like to reduce the interest rate that I am paying and thus pay down my debt faster.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	46
Revolving Credit Balance:	$15,814.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the delinquencies 46 months ago?	The delinquency 46 months ago was a 30 day late payment on a credit card bill.

Member Payment Dependent Notes Series 375266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375266	$1,200	$1,200	11.89%	1.00%	February 10, 2009	February 17, 2012	February 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375266. Member loan 375266 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	New Spirit Spa	Debt-to-income ratio:	14.07%
Length of employment:	3 months	Location:	Denver, CO

Home town:	South River
Current & past employers:	New Spirit Spa, Earthling Day Spa
Education:	Clayton College of Natural Health, Denver School of Hypnotherapy, Trident Technical College

This borrower member posted the following loan description, which has not been verified:

I am putting myself through school and my monthly payment is too high right now. I just need this amount to help pay for my education. I am having trouble with getting a loan with my job due to it not being verifiable income as i work as an independent contractor.

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Nice credit record. When would you complete the education you want?	Thanks! I am finishing my education in august 2009.

Member Payment Dependent Notes Series 375272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375272	$20,000	$20,000	14.42%	1.00%	February 6, 2009	February 7, 2012	February 7, 2013	$10,500

                This series of Notes was issued upon closing and funding of member loan 375272. Member loan 375272 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	DENSO	Debt-to-income ratio:	7.09%
Length of employment:	7 years 4 months	Location:	Greeley, CO

Home town:	Denver
Current & past employers:	DENSO, Howard Engineering
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Consolidating high interest debt to a more reasonable credit amount for 3-5 years.

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	50
Revolving Credit Balance:	$10,047.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why are you requesting $20k if you only have $10k in revolving debt?	There is 10K in HFC and 8K in Chase Visa. I submitted both statements.

Member Payment Dependent Notes Series 375276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375276	$6,000	$6,000	16.00%	1.00%	February 4, 2009	February 7, 2012	February 7, 2013	$3,175

                This series of Notes was issued upon closing and funding of member loan 375276. Member loan 375276 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,907 / month
Current employer:	Pizzaovens.com	Debt-to-income ratio:	18.62%
Length of employment:	4 years	Location:	LEXINGTON, KY

Home town:	Kalamazoo
Current & past employers:	Pizzaovens.com, Precision Staffing, Inc
Education:	University of Kentucky

This borrower member posted the following loan description, which has not been verified:

A loan of $5,000 to pay off high interest credit card debts and to be payed back over 3 year or less term, in order to get myself fully out of debt.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,040.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375369	$10,000	$10,000	12.53%	1.00%	February 6, 2009	February 9, 2012	February 9, 2013	$2,000

                This series of Notes was issued upon closing and funding of member loan 375369. Member loan 375369 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Isle of Capri Casinos	Debt-to-income ratio:	17.76%
Length of employment:	1 year 4 months	Location:	Pomapano Beach, FL

Home town:	Pontiac
Current & past employers:	Isle of Capri Casinos, Chubbyz 2 Tavern, CVS Pharmacy, Denny's
Education:	Brevard Community College

This borrower member posted the following loan description, which has not been verified:

Paying off balance of wedding in 2007.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$312.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375535	$9,000	$9,000	12.84%	1.00%	February 5, 2009	February 8, 2012	February 8, 2013	$7,100

                This series of Notes was issued upon closing and funding of member loan 375535. Member loan 375535 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	erepublic inc.	Debt-to-income ratio:	9.68%
Length of employment:	2 years 4 months	Location:	sacramento, CA

Home town:	ukiah
Current & past employers:	erepublic inc.
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Loan: get a better interest rate than i currently do

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	3
Revolving Credit Balance:	$2,058.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375538	$16,000	$16,000	14.42%	1.00%	February 9, 2009	February 9, 2012	February 9, 2013	$7,225

                This series of Notes was issued upon closing and funding of member loan 375538. Member loan 375538 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	copiague minimart inc	Debt-to-income ratio:	4.35%
Length of employment:	8 years	Location:	HOLTSVILLE, NY

Home town:
Current & past employers:	copiague minimart inc, Titan Systems, Virginia Beach, VA, AT&T inc, Dayton, NJ
Education:	Gujarat University, Ahmedabad, India 1980

This borrower member posted the following loan description, which has not been verified:

home improvement unsecured personal loan

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	63	Months Since Last Delinquency:	11
Revolving Credit Balance:	$13,171.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long have you been in your home and what is your mortgage payment now?	Type your answer here. I am in my home since December 2000 and my monthly mortgage payment is $1955.00

Member Payment Dependent Notes Series 375576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375576	$9,500	$9,500	14.74%	1.00%	February 9, 2009	February 8, 2012	February 8, 2013	$2,150

                This series of Notes was issued upon closing and funding of member loan 375576. Member loan 375576 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,881 / month
Current employer:	n/a	Debt-to-income ratio:	19.81%
Length of employment:	2 years 7 months	Location:	Fort Lauderdale, FL

Home town:
Current & past employers:
Education:	University of Colorado at Denver and Health Sciences Center

This borrower member posted the following loan description, which has not been verified:

Hello. I am trying to get my financial house in order. Over the past 5 years, I ran up a ridiculous amount of credit card debt. I have paid it consistently and have a good FICO score. What I would really love is to consolidate a couple of small bills into one manageable payment. I am looking into finding a part-time job right now, but with the job market being what it is I am not going to expect any miracles.

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,594.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
under current employer it says n/a...where do you work? do you have any other sources of income? also, what is the interest rate you currently have on your $28k in debt?	I work for a discount brokerage firm. I was trying to find a part time job to supplement my full time job, but I don't think it will happen with so many out of work right now. The interest rate on the other debt is 12%, and 5% and 0 (for a few months then about 16%). Once everything is paid off I've decided I'm becoming a cash-only customer, as much as I can, because this debt is a drag.

Member Payment Dependent Notes Series 375682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375682	$10,000	$10,000	12.84%	1.00%	February 5, 2009	February 12, 2012	February 12, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 375682. Member loan 375682 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	VERONIS SUHLER STEVENSON	Debt-to-income ratio:	2.90%
Length of employment:	5 years 10 months	Location:	BROOKLYN, NY

Home town:	Aylesbury
Current & past employers:	VERONIS SUHLER STEVENSON, JP Morgan, Solomon Smith Barney, Unilever
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, I recently took advantage of a Citibank balance transfer offer of 4%, and last month I got a letter from them saying that the APR on my two card accounts was to be increased to 16% - including any balance transfers I had made previously. My other card with Citibank has no balance, but the card I used for the transfer has $10,000 on it - I basically consolidated everything into this card - so now I would like to clear this card and just pay off a fixed rate installment loan instead. I have never missed a payment or done anything else to warrant this rate increase from Citibank. When I called them to ask why, they said it was nothing to do with my credit or payment history. I am not having any problems paying this account, I just don't think Citibank should take $100 a month from me in interest based on what they have done - I'd rather see it go to ordinary people.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,338.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, 2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? Thanks!	Hi. Yes, for 3 years now I have used an Excel spreadsheet to plan my budget, listing all incoming and outgoing money. I don't really have anything in savings particularly (other than 401k), but my checking never runs below $500-800 anyway, and my budget covers every expense I have.
What is the minimum payment on your Citibank card?	The minimum is around $150, but I pay $250. I have already amended my budget to pay the $350 for this loan.
Hi there 3 Questions: 1.Please clarify 5 inquiries in the last 6 month. 2. How much is your monthly rent. 3. Do you own a car? if yes is it a lease or ? Thanks!	Helllo, 1. One is Bank of America who I have a credit card with (zero balance) - they offered me a CLI recently. Two of the inquiries are Amex - I have had an Amex charge card for a couple of years and I also have an Amex Blue card (zero balance). Not sure why Amex made inquiries as I didn't ask them for anything. I am also in the process of looking for an apartment, so the other two inquiries were for applications I put in. 2. My monthly rent is $1751. 3. No I don't own a car.

Member Payment Dependent Notes Series 375709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375709	$15,000	$15,000	16.32%	1.00%	February 9, 2009	February 9, 2012	February 9, 2013	$1,400

                This series of Notes was issued upon closing and funding of member loan 375709. Member loan 375709 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	MRM Entertainment Inc.	Debt-to-income ratio:	17.44%
Length of employment:	25 years 3 months	Location:	Las Vegas, NV

Home town:
Current & past employers:	MRM Entertainment Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

My company has been in business for 25 years. For all of this time we have been customers of Bank of America, with an exemplary record -- never late on anything, no bounced checks, perfect A++ rating. Last December, as a "thank you" for our quarter century of solid business, Bank of America cut our business credit. This left us without the "bridge" capital that we use for seasonal fluctuations in our business income. Our contracts are usually enacted in the 2nd and 3rd quarters of each year. Therefore, around January each year, we have used our credit means to "bridge" operational costs and payments, to get to the next series of contracts. And that is the reason for this request. It was as a result of a TV news story that I have decided to try this, to see if we can make it work. Although we are a small family company, in the last two tax years our company did a solid $157,000 and $148,000 in taxable revenue, respectively. We can fax or email you the tax returns as proof. The two principals both have excellent credit rating. I can also provide you with both FICA scores. This small amount we are seeking will help us at a time when our company needs this "bridge". We can either pay it off incrementally, or in full upon the occasion of our next contract. Our last contract was worth $84,000, and the one we are now in the process of securing will be at least that much. This is one of four permanent clients, plus others as we make the sale. I will gladly provide complete details, when requested. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,142.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your company do? and How long are the lengths of the average contracts you secure?	The company administers consulting contracts for my services as consultant to the gaming industry. Most contracts are on an annual basis, and cover subscriptions to the confidential reports that we provide, detailing matters of interest to our clients. We also provide additional confidential services in matters of material development to our clients, and their products. These may be on an extended basis, or project-specific. Additionally, the company also administers the receipt of royalties from the many books I have written.
Do you have any idea why your credit rating is low relative to your statement that you have always paid on time, never been late, etc. I would assume that after 20+ years of credit history, your score would at least be 700 if you never were late. I'm not credit/FICO expert, so maybe its just because you have a high revolving balance. Or do you have any other insight?	Thank you for your question. Last year, my FICO score was 724. After Bank of America cut our credit, the FICO score lowered to 680, and now to 660. I have noticed that FICO scores have been reduced for other people as well, without any seeming reason for it, other than the fact that Banks seem to be cutting everything -- which is precisely the reason why I have applied for this loan, here, in this manner and format. I'm not a FICO expert either, but it seemed strange to me too. I can easily prove that I have no defaults -- as you can also see from the profile on this loan application. I hope I was able to answer your question. Thank you for you interest.
Could you email said tax returns to anon DOT val AT gmail DOT com? Thanks.	When I first wrote the description to this loan, I thought it would be funded by one person, or company, and that is why I stated that I will send these documents "to you". It was only later that I learned that the Lending Club is an institution, and that the funding is being provided by many different lenders. These are confidential documents, providing everything about myself and my company, including the TAX ID's, and therefore sending them via the Internet to persons unknown to me seems somewhat inappropriate. I have instead sent these documents to the Lending Club, and I therefore assume that they are available for you to review through them. As I understand it, that is the policy of the Lending Club. I would also prefer to have them made available that way, through secure means. I am sure you can appreciate such security measures. I am not quite sure how else I can make them available specifically to you, unless we meet in person and I show them to you. As a certified lender of the Lending Club, perhaps you can make this request directly through them. If you know of any other means in which we can accomplish this without compromising security for either of us, please write again, and I will do all I can do satisfy this inquiry.
Ah, okay. That makes more sense. It did seem a little strange that you would offer the documents, but I'm new here as well, so I guess I just went with it. I don't think that I will be able see the documents directly. I believe Lending Club will just use them to mark the appropriate information on your loan request as verified. In any case, I sympathize with your situation, so I am interested in contributing to your loan (although admittedly, I can only contribute a small part). Now I just need to wait for the verification from Lending Club. Good luck with your business, I hope it all works out!	Thank you for writing again. I have just spoken with the Lending Club credit verification and review department, and they have confirmed that they received the documents I sent, and are now proceeding with the process which they employ at this stage. I do not know what these steps are, but I submitted everything that is humanly possible, including tax forms, incorporation certificates, business license, addresses, TAX ID's, phone numbers, my CPA's address and phone number, and so on. I also hope that this will work out, because it will help my business grow, and bridge the situation I described in the profile. I appreciate your interest, and that of the many people who are now part of my extended family. Thank you.

Member Payment Dependent Notes Series 375744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375744	$1,500	$1,500	11.89%	1.00%	February 6, 2009	February 13, 2012	February 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375744. Member loan 375744 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Gray Line of Seattle	Debt-to-income ratio:	5.62%
Length of employment:	1 month	Location:	Seattle, WA

Home town:	Bellingham
Current & past employers:	Gray Line of Seattle, Discover Alaska Tours, the INN University Ministry
Education:	Seattle Pacific University

This borrower member posted the following loan description, which has not been verified:

After traveling in Alaska, Laos, and Thailand, I have now settled in Seattle and will be living here until May. I have started a well paying job as a bus driver with Gray Line of Seattle, but traveling cut into my budget more than expected, and I am having trouble coming up with the money for second and last month's rent, and need a loan to hold me over until my first paycheck comes (February 10th). I have worked out a deal with the landlord to pay last month's rent in installments over the next few months, and this loan should be paid off relatively quickly.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375748

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375748	$10,800	$10,800	12.21%	1.00%	February 9, 2009	February 9, 2012	February 9, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 375748. Member loan 375748 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Seacost nursing and rehab center	Debt-to-income ratio:	12.68%
Length of employment:	3 years 5 months	Location:	Danvers, MA

Home town:	west newton
Current & past employers:	Seacost nursing and rehab center, center for optimum care
Education:	North Shore Community College

This borrower member posted the following loan description, which has not been verified:

I would like to eliminate all my credit cards into a personal loan for 48 months.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	25
Revolving Credit Balance:	$23,722.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, 2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? Thanks!	Yes I have money in my savings account. I am setting up a budget to pay down and eliminate my debt.

Member Payment Dependent Notes Series 375782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375782	$4,000	$4,000	12.21%	1.00%	February 9, 2009	February 9, 2012	February 9, 2013	$50

                This series of Notes was issued upon closing and funding of member loan 375782. Member loan 375782 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	19.81%
Length of employment:	1 year	Location:	Atlanta, GA

Home town:	Long Island
Current & past employers:	Department of Defense (DOD), Florida Department of Law Enforcement
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

Im recovering from the holidays and need to renew my car insurance, register my car in another state etc.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	73
Revolving Credit Balance:	$9,754.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Car insurance and registration won't cost $4000. What is the rest of the money for?	Pay down some bills.

Member Payment Dependent Notes Series 375937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375937	$15,000	$15,000	13.47%	1.00%	February 10, 2009	February 10, 2012	February 10, 2013	$675

                This series of Notes was issued upon closing and funding of member loan 375937. Member loan 375937 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	The Corcoran Group	Debt-to-income ratio:	11.89%
Length of employment:	8 years	Location:	REGO PARK, NY

Home town:	NYC
Current & past employers:	The Corcoran Group, Benjamin James
Education:	NYIT

This borrower member posted the following loan description, which has not been verified:

I just wanted to put a few credit cards and an auto loan under 1 umbrella.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	59
Revolving Credit Balance:	$31,565.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376036	$12,000	$12,000	12.84%	1.00%	February 10, 2009	February 10, 2012	February 10, 2013	$400

                This series of Notes was issued upon closing and funding of member loan 376036. Member loan 376036 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,250 / month
Current employer:	HL Seafood	Debt-to-income ratio:	22.45%
Length of employment:	1 year 4 months	Location:	Morro Bay, CA

Home town:	Minneapolis
Current & past employers:	HL Seafood, Wells Fargo
Education:	Grinnell College, University of St. Thomas at Saint Paul

This borrower member posted the following loan description, which has not been verified:

Pursuing our dreams, my business partner and I are buying a publication business at the end of February. We found a long neglected property in a Great upper middle-class area, with lots of prosperous advertisers. There is little overhead in the business -- and we believe we can double revenues from $800k to $1.5M + in 18 months simply because the owner has done nothing with the business for two years. We have the capital for the down payment, we simply want a cash cushion (just in case!) over the first few months after closing.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,194.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of business?	This is a group of five community weekly, free/rack distribution papers -- with strong community presence. Revenues are now between $55k and $80k a month, expenses are steady at $48k. One and a half ad sales people did $800k in sales last year. May partner and I will also take on a sales role -- only adding to revenue -- AND we both will retain part-time income from our current consulting positions until we are confident the business is cash flowing well.
Hi, are you still working for HL Seafood?	Yes, and I will continue to work/consult for them on a part-time basis through the end of the year. I will make $4,000 a month from them, which is about half my former full-time salary with them.
Do either of you have prior experience in this field? Is the graphic design completed in house?	Yes, we both have Master's of Journalism degrees from U of Montana. I also have an MBA. I was a reporter and editor for four years - and helped launch 2 niche publications with a daily paper owned by Gannett Co. All ads and page layouts are created in house by one graphic artist.

Member Payment Dependent Notes Series 376100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376100	$25,000	$25,000	16.95%	1.00%	February 10, 2009	February 10, 2012	February 10, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 376100. Member loan 376100 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Atlas Engineering	Debt-to-income ratio:	4.33%
Length of employment:	2 years	Location:	Kingwood, TX

Home town:	Houston
Current & past employers:	Atlas Engineering
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

I am going to use the money to invest in foreclosed homes. I currently own 5 rental properties all of which are rented. I have been purchasing, rehabbing, and turning distressted properties in rental homes since 2002. The longest any of my properites have gone unrented is 5 days.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1973	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,352.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With your credit and for buying property, certainly you can get better than 16.95% from a bank, no?	We are living in a new world. Before the mortgage industry crises I would have had no problems getting a mortgage. However as a result all the problems Freddie and Fannie changed their rules. Instead of allowing people to have 10 mortgages they only allow 5. I currently own 5 rental prices plus my primary residence. I am currently working on solving this problem by way of commercial lending. I am going to refinance my rental properties under one large commercial loan which will free me up to continue buy properties the traditional way. Commercial lending is however proven to be slow process. I was working with a bank who I thought was going to provide me with a solution however they wanted my properties to have more then 70 percent equity in them. I currently have around 80 percent equity. I prefer to have fewer dollars tied up in my properties. So I am currently looking for a different bank. While I do that I still want to buy properties because there a lot of good deals. I am currently looking at a couple different houses that have over 90k in equity with not to much work. I am going to buy them fix up, rent them, and wait for the economy to turn around.
When you say you "own" five properties, what is your equity versus mortgages on them please?	I meant to answer that in the las question and I see I miss typed. There is 20 - 30 percent equity in the properties. The commercial bank that I was trying to get a loan with wanted more than 30 percent equity in all the properties. All my properties are cash flowing. In that the amount of rent is enough to cover the mortgages, taxes, insurance, ect, and I still have a small proffit.
Do you have a possitive net asset value on your rental properties under current market conditions?	Yes, thats where the bulk of my money is made when I purchase the property. For example I am looking at a property with an asking price of 45K and an after rpair value of about 120k. With probably about 20-25k in repairs. Usually after its repaired I will then place a renter in the property and then refinance property and pull my money and the equity up to 80% of its appraised value. The renter will then stay in the property and pay me enough rent to cover the mortgage, taxes, insurance, ect, and I will still have a small positive cash proffit from the rent. I plant to continue doing this once I refinance all my properties under a large commercial loan. However, the deals right now in the houston area are to good to pass up.

Member Payment Dependent Notes Series 376101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376101	$15,000	$15,000	15.68%	1.00%	February 9, 2009	February 11, 2012	February 11, 2013	$500

                This series of Notes was issued upon closing and funding of member loan 376101. Member loan 376101 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Cancer Care and Hematology Specialists & Bloomingdale Fire Protection District	Debt-to-income ratio:	2.68%
Length of employment:	1 year 6 months	Location:	Bloomingdale, IL

Home town:	Chicago
Current & past employers:	Cancer Care and Hematology Specialists & Bloomingdale Fire Protection District
Education:	Western Illinois University

This borrower member posted the following loan description, which has not been verified:

I am a 25 year old male a year and a half out of college. I am a medical assistand at an oncolgy medical office and a paid on call (POC) firefighter for my home town. My parents paid for the majority of my college tuition, but I told them I would pay for the last year of school. I paid off my tuition through my credit card and it's sitting on a high rate, along with all the training I went through this past year for my jobs. I attended the Fire Academy and EMT-B (emergency medical technician basic) for the fire department. Then I did phlebotomy training for my medical assistant job. I would like to take care of my bills in a more efficient way. Also my family is going through a bit of a rough patch right now. My father has been unemployed for some time now and my mom who had a kidney transplant this past year, is working again. My parents have supported me my whole life and now I would like to show them my gratitude. I would like to help my family without completely wiping out my bank account. This loan is a way for me to make my finacial situation easier along with helping my family through this rough time

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,004.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I don't have a question; just wanted you to know that like your Mom, I'm post-transplant and have had a lot of success since then. I?m glad to help however I can. This is the beauty peer-to-peer lending.	Thank you for your support, my family and I reallly appreciate it. It is truly reassuring to hear about your success. Thank You
Can you afford $500 a month? I see your gross is $2500, so your take home is probably around $2000, making this loan 25% of your monthly income. I see you own a home. How much is that payment? Car payment?	I have no major bills. I live at home with my parents with no rent (wasn't an option on the loan application) and my car is completely paid off.
We all do our part --I'm a Volunteer FF in NY State. It's good to help a Brother FF. I'll fund.... Good Luck	It's always good to get help from a fellow Brother. Thank you for your support.

Member Payment Dependent Notes Series 376209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376209	$15,000	$15,000	9.63%	1.00%	February 5, 2009	February 13, 2012	February 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376209. Member loan 376209 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	bioLINIA	Debt-to-income ratio:	2.93%
Length of employment:	3 years	Location:	Venice, CA

Home town:	Detroit
Current & past employers:	bioLINIA, Steven Ehrlich Architects
Education:	University of Detroit Mercy

This borrower member posted the following loan description, which has not been verified:

The loan will be used to complete the interior renovation of a new condo that I own. The property is an investment for my family's future and will be rented out for profit and additional income once completed. The renovation will be carried out by myself and my husband as we are trained as architects. We will do a portion of the work ourselves including carpentry. Additional work will be contracted out by a licensed builder.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,265.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi - What is your timeframe for completing renovation and renting out the property? What net cash flow do you anticipate from the property? Thanks.	The renovation will be completed by end of July & other properties in the area are renting at a minimum of $1000 / month.
With an annual income of 120K why are you renting? With the interest deduction on a mortgage and depreciation on your rental units it would seem to make sense. Thanks.	Considering the housing bubble for the past few years in Los Angeles (where we live), we wanted to wait until prices fell before we buy here. It seems this year may be a good year to do so. In order to do that, we'll need to get our condo rented first. We would gladly live in the condo we're renovating, but it's out of state and we need to be located near our jobs and clients.

Member Payment Dependent Notes Series 376211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376211	$13,000	$13,000	11.89%	1.00%	February 9, 2009	February 11, 2012	February 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376211. Member loan 376211 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,669 / month
Current employer:	Mississippi Department of Employment Security	Debt-to-income ratio:	20.11%
Length of employment:	15 years 11 months	Location:	Brandon, MS

Home town:	Bastrop
Current & past employers:	Mississippi Department of Employment Security
Education:

This borrower member posted the following loan description, which has not been verified:

I have two credit cards currently one with a amount of $3,600 and an american express with $10,000.00. The interest amount on one is 28.99% and the other at 27.22%. I wish to pay off both amounts with an unsecured loan at a reasonable APR. Your website indicated that payments can be made from my checking account which helps in no longer receiving a late payment charge. I will request that the balance amount be reduce to $1000 on one card and the other card has been cut up. The interest is killing me. I need assistance. I want to have the amount paid off in 24 months.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,755.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current minimum payments on each of these cards?	114.72; 239.00
How did you accumulate this debt?	not paying the balance each month when debt accured.
How much are you currently paying every month? Also if you want to pay this off in 24 months why are you getting a termed 36 month loan? Finally you mentioned late payments. Is this why your interest rate is so high? why were your payments late? Thanks	that was the only option to select from
do you promise not to run these cards up again. thank you and good luck	I have already cut one card up. Once I pay the other off. I am requesting that a limit of $1000 be placed on the remaining card. I do realize that some cards will allow you to go over the limit, however, usually you can't keep charging merchandise unless you fall below your original limit. I can pay off $1000 more easily than $13,000. So to answer your question, I will not be running up the cards again.
how much do you have left to pay on your mortgage? do you have a 15-year fixed, 30-year fixed or arm? if arm, what are the terms? how much are your monthly payments? please get back to me -- i'm very interested in funding your loan.	15 year fixed. Approximately $1350.00 a month. Owe $140,000.
can you verify your income by submitting a paystub to lending club?	I can email a PDF, tell me where to send it to.
i talked to them via the online chat feature and they said that you should fax your paystub to: 408-716-3186. if you're uncomfortable sending it to a number i've provided, you can call them and ask them for a fax number and i'm sure they'd be happy to help you out.	check stub has been faxed. Please advise if you did not receive.

Member Payment Dependent Notes Series 376314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376314	$10,000	$10,000	9.32%	1.00%	February 9, 2009	February 11, 2012	February 11, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 376314. Member loan 376314 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Waschko's Pharmacy	Debt-to-income ratio:	24.37%
Length of employment:	10 years 6 months	Location:	Sugarloaf, PA

Home town:	Hazleton
Current & past employers:	Waschko's Pharmacy
Education:	Wilkes University

This borrower member posted the following loan description, which has not been verified:

I am a 27 year old male and I am looking to first pay my lawyer for the fees that I owe him. I am also looking to pay off my credit card debt.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,711.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you needing a lawyer/	My brother's friend attacked me when I was sleeping and I got an assault charger for it.
I have a bunch of lenders who want to lend to you but you need to explain why you need a lawyer, please	My brother's friend attacked me when I was sleeping and I got an assault charger for it.

Member Payment Dependent Notes Series 376430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376430	$6,000	$6,000	9.63%	1.00%	February 9, 2009	February 12, 2012	February 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376430. Member loan 376430 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Polygon Visual Effects, LLC	Debt-to-income ratio:	22.46%
Length of employment:	5 months	Location:	San Jose, CA

Home town:	San Jose
Current & past employers:	Polygon Visual Effects, LLC, Polygon Visual Effects
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

It's now time to face my credit card debt problem. I've been using the credit card for film projects and rent when I was in school & during the time i was unemployed. With the economic crisis at hand the credit card companies have raised my APR AND the minimum balance I need to pay and it's snow balling. I tried my best managing them but I think it's time that i get help. And I heard about lending club on npr so I am giving a try.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,049.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi pihs2414. What interest rate are you currently paying on your debt? What is the current total monthly minimum payment for the debt you have to pay off? What will the new combined minimum be with your remaining debt (5,000+) and your lending club loan? Have you made changes to avoid accruing additional debt in the future? Thank you.	First of all, I cut up my credit cards so I do not add anymore charges to it. I will cancel them one by one as I pay off the credit cards leaving only 1 or 2. Well right now, my credit card rates vary from 8.99% - 18.49% APR. Calculating the minimum payment I need to pay about $410 per month. It used to be around $300 which was manageable but they raised both APR and min payment due because of ONE late payment. With the lending club monthly and the remaining credit cards, I will be paying about $330 a month total. And I will pay off whatever I can when I have extra cash to get out of debt.

Member Payment Dependent Notes Series 376484

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376484	$4,500	$4,500	16.95%	1.00%	February 9, 2009	February 13, 2012	February 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376484. Member loan 376484 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Spherion Managed Services	Debt-to-income ratio:	5.65%
Length of employment:	2 years	Location:	Redmond, WA

Home town:	Fremont
Current & past employers:	Spherion Managed Services, Northwest Archaeological Association
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Ran into a situation that required me to retain a lawyer, this loan will cover the entire retainer for the duration of the case. I have never needed a lawyer before and coming up with this money quickly is essential to a good resolution of this situation. I'm a young professional who makes over 50k a year in a stable industry but with credit markets drying up everywhere due to the current economic crisis I thought maybe I could find some help here.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,925.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I respect your right to privacy but if you are getting sued or are going to have to come up with a large settlement how are you going to pay this loan and the settlement? Thank You	Oh, that's a legitimate question. No, the loan is for an attorney's inclusive retainer. If anything there'll be a fine but I can take care of that out of pocket. No property was involved and no one was hurt. I'm not being sued, this isn't a civil case.

Member Payment Dependent Notes Series 376485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376485	$3,600	$3,600	8.00%	1.00%	February 6, 2009	February 12, 2012	February 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376485. Member loan 376485 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Atlas Paving LLC	Debt-to-income ratio:	9.74%
Length of employment:	1 year 2 months	Location:	Toledo, OH

Home town:	Toledo
Current & past employers:	Atlas Paving LLC, Peace Corps, CM Media, Inc.
Education:	University of Dayton

This borrower member posted the following loan description, which has not been verified:

The construction industry has been one of the slowest to take advantage of the communication and information technology involved with the internet. I have an idea for a unique networking website that will bring customers/property owners/developers/project managers together with contractors at almost no cost and in a way that will facilitate communication and trust between all the stakeholders involved.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,376.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your web development experience? What will you buy with the loan proceeds? How will the web site generate revenue? Do you have anyone working on this with you? What is the interest rate on your revolving debt? How do you plan to pay that back, as well as your LC loan?	My web development experience is admittedly limited, but my entrepreneurial/project development experience is extensive, acting as a developer of a sports complex construction project and serving on a USAID grant consultation committee while in the Peace Corps. The entirety of the loan proceeds will go towards the design and engineering of the website by my lone colleague on the project, a computer science professor at the University of Toledo who I have met as I pursue my MBA at the institution. I will pay for the website with advertising only. Every website bringing contractor together with customer requires someone to pay for the service and also doesn't accomplish its goals very well. I plan to loosely follow the business plan put forth by Markus Frind, founder of Plenty of Fish dating website. He said, 1. write dead simple code; 2. make your site free; and 3. pay for it with ads (he used Google Adsense). The revolving debt consists of a credit line I opened up following my stint in the Peace Corps (because I needed a car) and a credit card. The interest rate on the credit line is U.S. prime plus one percentage point, currently standing at 5.24%. The credit card rate is 14%. I plan to pay back the LC loan back through revenues from the website and the other debt is being paid for with my current salary. Thanks for the great questions!

Member Payment Dependent Notes Series 376664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376664	$3,500	$3,500	7.37%	1.00%	February 5, 2009	February 13, 2012	February 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376664. Member loan 376664 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Insurance Services Office, Inc.	Debt-to-income ratio:	7.68%
Length of employment:	9 years 8 months	Location:	JERSEY CITY, NJ

Home town:	Tampa
Current & past employers:	Insurance Services Office, Inc.
Education:	Stony Brook University, Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

I want to refinance a loan I have with Chase. It was originally taken out for $6000. Since its inception, I have made ~25 continuous payments on time; there is to be a total of 59 installments. My wife and I recently had a baby so we are looking to free up some cash to compensate for her lost income until her maternity leave is up and she returns to work.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,991.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376994	$2,000	$2,000	15.37%	1.00%	February 10, 2009	February 16, 2012	February 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376994. Member loan 376994 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Conner Strong	Debt-to-income ratio:	15.45%
Length of employment:	16 years	Location:	HATBORO, PA

Home town:	Huntingdon Valley
Current & past employers:	Conner Strong, Commerce Insurance Services
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

Some large expenses have caught up with me and I need to get them back under control. A loan with an affordable interest rate and ability to spread out the payments over time will do just that.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	16
Revolving Credit Balance:	$16,181.00	Public Records On File:	0
Revolving Line Utilization:	96.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What good will $2000 @ 15.37% do to help with your debt obligations?	It will help with a credit card I have at 20% and some recent necessary travel expenses.

Member Payment Dependent Notes Series 377100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377100	$5,000	$5,000	9.63%	1.00%	February 9, 2009	February 16, 2012	February 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377100. Member loan 377100 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	State of Maryland	Debt-to-income ratio:	0.39%
Length of employment:	8 years	Location:	Baltimore, MD

Home town:	Baltimore
Current & past employers:	State of Maryland
Education:

This borrower member posted the following loan description, which has not been verified:

Business loan

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,063.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of business will this be and is it a start up?	The business is designing and creating women's wear clothing. It is a start up business.
Can you please tell me what type of business this money will be used for. Is this a start-up company or an established business?	The business is designing and creating women's wear clothing. It is a start up business.
Will you be using your other revolving credit lines to fund this business? Seeking traditional bank loans? What stage of the start up are you in and are there current buyers lined up? How long before the business will turn profitable? Thank you.	I will not be using other loans at this time. Marketing has already begun. Interest has been shown by regional publications. Now it's just a matter of completing new designs, purchasing the needed supplies, and getting images to the publications. In some cases, the garments will just need to sent instead of having them photgraphed and sending the images. The demand for garments is higher than anticipated. Pieces need to be designed and created at a faster pace.

Member Payment Dependent Notes Series 377485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377485	$1,600	$1,600	9.32%	1.00%	February 9, 2009	February 18, 2012	February 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377485. Member loan 377485 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	san diego city School district	Debt-to-income ratio:	19.21%
Length of employment:	2 years 4 months	Location:	San Diego, CA

Home town:	San Diego
Current & past employers:	san diego city School district, Southwest Key Program
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

paying off my income tax owed

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$714.00	Public Records On File:	1
Revolving Line Utilization:	10.10%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	3

Prospectus Supplement (Sales Report) No. 17 dated February 10, 2009